                                                                      EXHIBIT 21

                        AAVID THERMAL TECHNOLOGIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT



Name                                                 Site of Incorporation
--------------------------------------------------------------------------------

Aavid Thermal Technologies, Inc.                     Delaware
Aavid Thermal Products, Inc.                         New Hampshire
Aavid Laboratories, Inc.                             New Hampshire
Aavid Thermal Technologies of Texas, Inc.            New Hampshire
Aavid Thermal Products, Ltd.                         U.K.
Aavid Engineering, GmbH                              Germany
Aavid Thermal Products of Canada, Inc.               Ontario, Canada
Aavid Engineering (S) Pte. Ltd.                      Singapore
Aavid Taiwan, Inc.                                   Taiwan
Aavid Japan, K.K.                                    Japan
Aavid China, Inc.                                    British Virgin Islands
Aavid Air Systems, Inc.                              New Hampshire

Fluent, Inc.                                         New Hampshire
Fluent Asia-Pacific Company, Ltd.                    Japan
Fluent India Pvt. Ltd.                               India
Fluent Europe, Ltd.                                  U.K.
Fluent Deutschland, GmbH                             Germany
Fluent Sweden AB                                     Sweden
Fluent Italia Srl.                                   Italy
Fluent France, S.A.                                  France
Polyflow, S.A.                                       Belgium


                                     - 52 -